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                                                                    EXHIBIT 99.J


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 7, 1998, relating to the statement of assets and liabilities of France Index Fund (one of the portfolios constituting Worldwide Index Funds), which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 25, 1998